EXHIBIT 23.2

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement Form (S-3 (No. 333-67129) and in the related Prospectus of Reckson Operating Partnership L.P., of our report dated February 27, 2003 (except for Notes 11 and 15 as to which the dates are January 14, 2004), with respect to the consolidated financial statements and schedule of Reckson Operating Partnership L.P., for the year ended December 31, 2002 which appears in this Form 8-K.

                                                     /s/ Ernst & Young LLP
                                                     ----------------------
                                                         Ernst & Young LLP

New York, New York
January 14, 2004





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